UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

VAXGEN, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer incorporation or Identification Number)

1000 MARINA BOULEVARD, SUITE 200, BRISBANE, CALIFORNIA 94005

(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:         (650) 624-1000

___________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3—SECURITIES AND TRADING MARKETS

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2006, VaxGen, Inc. entered into an Addendum to Warrant to Purchase Shares of Common Stock (the “Addendum”) with the holders of Warrants to Purchase Shares of Common Stock of VaxGen, dated September 21, 2004 (the “Warrants”). The Warrants are exercisable in the aggregate for 655,078 shares of VaxGen common stock at a price of $16.00 per share. The Addendum extends the term of the Warrants by three additional years, such that the Warrants, as amended, will expire September 21, 2010 instead of September 21, 2007. No other terms of the Warrants were amended. In connection with entering into the Addendum, VaxGen received releases from the holders of the Warrants regarding potential claims related to the Warrants.

Please read the full text of the form of Addendum to Warrant to Purchase Shares of Common Stock, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

                SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Addendum to Warrant to Purchase Shares of Common Stock, at an exercise price of $16.00 per share, dated December 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: December 27, 2006	By: /s/ Matthew J. Pfeffer
Matthew J. Pfeffer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Addendum to Warrant to Purchase Shares of Common Stock, at an exercise price of $16.00 per share, dated December 22, 2006.